Exhibit 4.1

WAUSAU PAPER CORP.

$68,500,000

7.31% Series B Senior Notes due August 31, 2009

*  *  *  *  *  *  *  *

$35,000,000

7.43% Series C Senior Notes due August 31, 2011

*  *  *  *  *  *  *  *

AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT

Dated as of October 19, 2007

AMENDMENT NO. 3

TO

NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 3, dated as of October 19, 2007 (the “Amendment”), is made among Wausau Paper Corp. (formerly known as Wausau-Mosinee Paper Corporation (the “Company”)) and the holders of the Notes who execute the signature pages hereto.

RECITALS:

A.

The Company is a party to the several Note Purchase Agreements, each dated as of August 31, 1999, between it and each of the purchasers of Notes issued pursuant thereto (collectively, as amended by that certain Amendment No. 1 dated as of June 28, 2005, and that certain Amendment No. 2 dated as of December 21, 2006, the “Note Purchase Agreement”).

B.

The Company has requested an amendment to the Note Purchase Agreement as set forth herein and each of the holders of outstanding Notes (the “Holders”) that is a party hereto has agreed to such request subject to the terms and conditions hereof.

AGREEMENT:

In consideration of the terms and conditions contained herein, and other good and valuable consideration the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.

Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Note Purchase Agreement.

SECTION 2.

Amendment.  Subject to the terms and conditions of this Amendment, Section 10.3 of the Note Purchase Agreement is amended and restated as follows:

“The Company will not at any time permit Consolidated Net Worth to be less than: (i) $200,000,000 plus (ii) the sum, as of the end of each fiscal quarter commencing with the end of the fiscal quarter ended December 31, 2007, of (a) 25% of Consolidated Net Income for the fiscal quarter then ended (with no deduction for a net loss in any such fiscal quarter), and (b) 100% of the proceeds of the issuance of any Equity Interests, such increases to be cumulative.”

SECTION 3.

Conditions Precedent.  Section 2 of this Amendment shall not become effective until, and shall become effective as of the date hereof on the date (provided such date is on or before October 31, 2007) when, the last of each and every one of the following conditions shall have been completely satisfied (such date being the “Effective Date”):

3.1.

Each Holder shall have received:  (a) a copy of this Amendment duly executed and delivered by the Company and the Required Holders; (b) a Reaffirmation Agreement, in the form of Exhibit A hereto, duly executed and delivered by each party to the Guaranty Agreement;

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(c) a Guaranty Agreement, in the form of Exhibit B hereto, duly executed and delivered by each party thereto; (d) a certificate duly executed and delivered by the Secretary or an Assistant Secretary of the Company in form and substance acceptable to the Required Holders; (e) an opinion letter from Ruder Ware, L.L.S.C., counsel for the Company, covering such matters incident to the transactions contemplated hereby as the Required Holders may reasonably request and otherwise being in form and substance acceptable to the Required Holders; (f) an amendment, in the form of Exhibit C hereto, to that certain Credit Agreement dated as of July 27, 2006 among the Company, certain Subsidiaries of the Company and Bank of America, as Administrative Agent which amendment shall be executed by the Required Lenders (as defined therein) and in full force and effect; and (g) such other documents, certificates and assurances as the Required Holders may reasonably request.

3.2.

Without limiting the provisions of Section 15.1 of the Note Purchase Agreement, the Company shall have paid the reasonable fees and disbursements of Schiff Hardin LLP, special counsel to the Holders in connection with this Amendment.

3.3

The Company shall have paid an amendment fee to each of the Holders equal to 20 basis points on the amount outstanding from the Company under the Note Purchase Agreement to such Holder as of the date hereof.  Notwithstanding the foregoing, in the event that the amendment fee to any particular Holder is less than $1,000 the Company shall pay $1,000 to such Holder for the amendment fee.

SECTION 4.

Representations and Warranties.

The Company hereby represents and warrants to the Holders as follows as of the date hereof (and, if different, as of the Effective Date):  (a) it is duly organized, validly existing and in active status under the laws of its jurisdiction of organization; (b) the execution, delivery and performance by the Company of this Amendment are within its powers, have been duly authorized by all necessary action, and do not violate, result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under (i) its articles of incorporation or bylaws, (ii) any applicable law, (iii) any order of any court or any rule, regulation or order of any other agency or government binding upon the Company, or (iv) any provision of any instrument or agreement to which the Company is a party or by which its properties or assets are or may be bound; (c) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person is required in connection with the execution, delivery or performance of this Amendment by the Company or the validity or enforceability of this Amendment against the Company; (d) this Amendment has been duly executed and delivered by the Company; (e) each of this Amendment and the Note Purchase Agreement (after giving effect hereto) constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; (f) each of the Company’s Subsidiaries is a party to the Guaranty Agreement, and each such Subsidiary has duly executed and delivered the Reaffirmation Agreement pursuant to Section 3.1(b) hereof or a Guaranty Agreement pursuant to Section 3.1(c) hereof; (g) neither the Company nor any of its Subsidiaries has any claims, counterclaims, offsets, credits or defenses to

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its obligations under the any Note Documents (as defined below) or, to the extent that it does, they are hereby released in consideration of the Required Holders entering into this Amendment; (h) no Default or Event of Default has occurred and is continuing; and (i) the representations and warranties made by the Company in the Note Purchase Agreement are true and complete as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date in which case, such representations and warranties are true and complete as of such specific date.

SECTION 5.

Miscellaneous.

(a)

Except as specifically amended hereby, the terms of the Note Purchase Agreement and all other agreements, instruments and documents delivered in connection therewith (collectively, the “Note Documents”) shall remain in full force and effect and hereby are ratified and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, be deemed to be an amendment, modification or waiver of any provision of the Note Purchase Agreement or any other Note Document or any right, power or remedy of the Holders in connection therewith whether arising before or after the date hereof.  This Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the Holders whether under the Note Purchase Agreement or any other Note Documents, at law or otherwise.

(b)

Each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Note Purchase Agreement as amended by this Amendment, and each reference herein or in any other Note Document or any other document or instrument to the Note Purchase Agreement shall mean and be a reference to the Note Purchase Agreement as amended and modified by this Amendment.

(c)

This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party provided that the Company shall furnish original signature pages upon request to the Holders.  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.

(d)

This Amendment, the Note Purchase Agreement and the other Note Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  There are no unwritten oral agreements between the parties with respect to the subject matter hereof and thereof.

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(e)

 If any provision of this Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Amendment which shall be given effect so far as possible.

(f)

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN SECTION 22.6 OF THE NOTE PURCHASE AGREEMENT AND SHALL BE SUBJECT TO THE NOTICE PROVISIONS OF SECTION 18 0F THE NOTE PURCHASE AGREEMENT.

(g)

The Company may not assign, delegate or transfer this Amendment or any of its rights or obligations hereunder and any delegation, transfer or assignment in violation hereof shall be null and void.  No rights are intended to be created under this Amendment for the benefit of any Person other then the parties hereto. This Amendment shall be binding upon each of the Company and the Holders and their respective successors and permitted assigns.

(h)

All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment and no investigation by any of the Holders shall affect such representations or warranties or the right of any of the Holders to rely upon them.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, each party hereto has caused this Amendment to be duly executed and delivered as of the day and year first above written.

WAUSAU PAPER CORP.

By:  SCOTT P. DOESCHER

Name:

Scott P. Doescher

Title:

Senior Vice President, Finance

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:  HOWARD STERN

Name:

Howard Stern

Title:

Its Authorized Representative

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:  HO YOUNG LEE

Name:

Ho Young Lee

Title:

Director

NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA

By:  JOSEPH P. YOUNG

Name:

Joseph P. Young

Title:

Authorized Signatory

THRIVENT FINANCIAL FOR LUTHERANS

By:  PATRICIA EITRHEIM

Name:

Patricia Eitrheim

Title:

Director

AMERITAS LIFE INSURANCE CORP.

By:

Summit Investment Advisors, Inc., as Agent

By:  ANDREW S. WHITE

Andrew S. White

Managing Director – Private Placements

ACACIA LIFE INSURANCE COMPANY

By:

Summit Investment Advisors, Inc., as Agent

By:  ANDREW S. WHITE

Andrew S. White

Managing Director – Private Placements

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY,
successor by merger to JEFFERSON PILOT FINANCIAL INSURANCE COMPANY,

a Nebraska corporation

By:

Delaware Investment Advisers, a Series of Delaware Business Management Trust, Attorney-in-Fact

By:  EDWARD J. BRENNAN

Name: Edward J. Brennan

Title: Vice President

AVIVA LIFE INSURANCE COMPANY

By:

Aviva Capital Management, Inc., its authorized attorney-in-fact

By:  ROGER D. FORS

Name:

Roger D. Fors

Title:

VP-Private Placements

EXHIBIT A

FORM OF REAFFIRMATION AGREEMENT

See Attached.

REAFFIRMATION AGREEMENT

THIS REAFFIRMATION AGREEMENT (“Reaffirmation”) is made as of October 19, 2007 by each of the undersigned entities (the “Guarantors”) in favor of each “Holder” (as defined in the Guaranty referenced below).

R E C I T A L S:

A.

Each of the Guarantors is a wholly owned, direct or indirect subsidiary of Wausau Paper Corp., a Wisconsin corporation (the “Company”).

B.

The Company is a party to the several Note Purchase Agreements, each dated as of August 31, 1999, among it and each of the Holders, as amended (collectively, the “Note Purchase Agreement”).

C.

The Guarantors have guarantied the obligations of the Company under the Note Purchase Agreement pursuant to that certain Guaranty, dated as of August 31, 1999, or that certain Guaranty, dated as of December 21, 2006, in either case made by each Guarantor in favor of the Holders (each as amended, supplemented or otherwise modified, being collectively, the “Guaranty”).

D.

The Guarantors desire that the Holders enter into that certain Amendment No. 3 to Note Purchase Agreement, dated as of the date hereof, among the Company and the Holders that are a party thereto (the “Amendment”).

E.

As a condition to the effectiveness of the Amendment, the Holders have required, among other things, that the Guarantors execute and deliver this Reaffirmation.

NOW, THEREFORE, in consideration of the above premises, to induce the Holders to enter into the Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors hereby agrees as follows:

1.

No consent by any Guarantor to the Amendment is required in order for the Guaranty to remain in full force and effect and to be enforceable against each Guarantor in accordance with its terms.  Without limiting the foregoing, each of the Guarantors hereby acknowledges its consent to the terms of the Amendment and ratifies and reaffirms all of its obligations and liabilities arising under or otherwise relating to the Guaranty.

2.

The Guaranty is, and shall remain after giving effect to the Amendment, in full force and effect, enforceable in accordance with its terms.

3.

Upon the effectiveness of the Amendment, all references in the Guaranty to the Note Purchase Agreement shall be deemed references to the Note Purchase Agreement as modified by the Amendment.

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4.

The execution, delivery and effectiveness of the Amendment shall not diminish, or operate as a waiver of, any right, power or remedy of each Holder under the Guaranty or any other agreement of document relating thereto.

5.

This Reaffirmation shall be governed by, construed and interpreted in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.

6.

The execution hereof by each Guarantor shall constitute a contract by such Guarantor in favor of each Holder.

7.

This Reaffirmation may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement

8.

Notice of acceptance hereof is hereby waived by each of the Guarantors.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this Reaffirmation has been duly executed and delivered as of the date first above written.

GUARANTORS:

THE SORG PAPER COMPANY

THE MIDDLETOWN HYDRAULIC COMPANY

By:  _______________________

Name:

Scott P. Doescher

Title:

Senior Vice President, Finance

WAUSAU PAPER PRINTING & WRITING, LLC

WAUSAU PAPER TOWEL & TISSUE, LLC

By:  _______________________

Name:

Scott P. Doescher

Title:

Senior Vice President, Finance/Manager

EXHIBIT B

FORM OF GUARANTY AGREEMENT

See Attached.

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GUARANTY

This Guaranty (the “Guaranty”), dated as of October 19, 2007, is made by each of Wausau Paper Specialty Products, LLC and Wausau Timberland Company, LLC (collectively, the “Guarantors”) in favor of each “Holder” (as such term is defined below).

RECITALS:

WHEREAS, Wausau Paper Corp., a Wisconsin corporation (the “Company”), owns, directly or indirectly, 100% of the outstanding equity interests of each Guarantor;

WHEREAS, the Company has entered into Note Purchase Agreements (as amended, restated, extended, renewed, supplemented or otherwise modified from time to time, the “Note Purchase Agreements”), dated as of August 31, 1999 between the Company and each Holder pursuant to which the Company sold its (a) 7.31% Series B Senior Notes due August 31, 2009 in the aggregate principal amount of $68,500,000 and (b) 7.43% Series C Senior Notes due August 31, 2011 in the aggregate principal amount of $35,000,000 (collectively and as amended, restated, extended, renewed, supplemented or otherwise modified from time to time, the “Notes”);

WHEREAS, all of the proceeds of the sale of the Notes have been used to refinance existing indebtedness of the Company guaranteed by certain affiliates of the Guarantors or for other general corporate purposes which accrue to the benefit of the Guarantors; and

WHEREAS, each of the Guarantors hereby acknowledge that it will receive direct and substantial benefits as a result of the Note Purchase Agreements;

NOW, THEREFORE, for value received, to satisfy the covenants in the Note Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:

1.

DEFINITIONS.

1A.  Terms Defined in this Guaranty.  As used in this Guaranty, the following terms shall have the following meanings:

“Guaranteed Obligations” shall mean all of the indebtedness, obligations and liabilities whenever arising whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company to the Holders under or in respect of the Note Purchase Agreements, the Notes or any one or more other agreements, instruments or documents relating thereto (collectively, the “Other Agreements”), including, without limitation, the principal of and interest (including, without limitation, interest accruing before, during or after any bankruptcy, insolvency, reorganization, composition, arrangement, readjustment of debt, liquidation or dissolution proceeding, and, if interest ceases to accrue by operation of law by reason of any such proceeding, interest which otherwise would have accrued in the absence of such proceeding) and Make-Whole Amount, if any, on the Notes.

“Holder” shall mean each initial purchaser of a Note and each subsequent holder of a Note from time to time.

1B.

Other Definitions.  Capitalized terms that are used in this Guaranty and not defined in this Guaranty shall have the meaning ascribed to them in the Note Purchase Agreements.

1C.

Legal Principles, Terms and Determinations.  Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should such citation, section or form be modified, amended or replaced.

2.

THE GUARANTY.

2A.

Joint and Several Guaranty of Payment and Performance of Guaranteed Obligations.  Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment in United States currency when due (whether at maturity, a stated prepayment date or earlier by reason of acceleration or otherwise) and at all times thereafter, and the due and punctual performance, of all Guaranteed Obligations.  Each Guarantor hereby further agrees to pay and to indemnify and save each Holder harmless from and against any damage, loss, cost or expense (including reasonable attorneys’ fees) which such Holder may incur or be subject to as a consequence, direct or indirect, of endeavoring to enforce this Guaranty or to collect all or any part of the Guaranteed Obligations from, or in pursuing any action against, the Company or any Guarantor or enforcing any rights of any Holder in any security for the Guaranteed Obligations or the liabilities of each Guarantor hereunder, including, without limitation,  any taxes, fees or penalties which may be paid or payable in connection therewith.  This is a continuing guaranty of payment and performance and not only of collection.

All covenants, obligations, waivers, representations, warranties and agreements of each Guarantor under this Guaranty (whether or not elsewhere so stated) shall be joint and several.

Upon an Event of Default, the Required Holders may, at their sole election and without notice, proceed directly and at once against any Guarantor to seek and enforce performance of, and to collect and recover, the Guaranteed Obligations, or any portion thereof, without first proceeding against the Company or any other Person, or any other security for the Guaranteed Obligations or for the liability of any such other Person or Guarantor hereunder.

All payments made under this Guaranty shall be made ratably to each Holder in accordance with the amount of Guaranteed Obligations owed to such Holder as a proportion of the aggregate amount of all Guaranteed Obligations; provided, that each Holder shall have the exclusive right to determine the application of payments and credits, if any, received by it from any Guarantor.  This Guaranty and all covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such a time as all of the Guaranteed Obligations shall be satisfied and indefeasibly paid in full in cash.

Notwithstanding any provision to the contrary contained herein, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the “Bankruptcy Code” (as defined below) or any comparable provisions of any applicable state law.

2B.

Obligations Unconditional.  The obligations of each Guarantor under this Guaranty shall be continuing, absolute and unconditional, irrespective of (i) the invalidity or unenforceability of the Note Purchase Agreements, the Notes or any Other Agreement or any provision thereof; (ii) the absence of any attempt by any Holder to collect the Guaranteed Obligations or any portion thereof from the Company, any other guarantor of all or any portion of the Guaranteed Obligations or any other Person or to take any other action to enforce the same; (iii) any action taken by any Holder whether or not authorized by this Guaranty; (iv) any failure by any Holder to acquire, perfect or maintain any security interest or other Lien in, or take any steps to preserve its rights to, any other security for the Guaranteed Obligations or any portion thereof or for the liability of the Guarantors hereunder or the liability of any other guarantor of any or all of the Guaranteed Obligations; (v) any defense arising by reason of any disability or other defense (other than a defense of payment, unless the payment on which such defense is based was or is subsequently invalidated, declared to be fraudulent or preferential, otherwise avoided and/or required to be repaid to the Company or any Guarantor, as the case may be, or the estate of any such party, a trustee, receiver or any other Person under any bankruptcy law, state or federal law, common law or equitable cause, in which case there shall be no defense of payment with respect to such payment) of the Company or any other Person liable on the Guaranteed Obligations or any portion thereof; (vi) a Holder’s election, in any proceeding instituted under Chapter 11 of Title 11 of the Federal Bankruptcy Code (11 U.S.C. §101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code; (vii) any borrowing, or grant of a security interest to any Holder, by the Company, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (viii) the disallowance or avoidance of all or any portion of any Holder’s claim(s) for repayment of the Guaranteed Obligations under the Bankruptcy Code or any similar state law or the avoidance, invalidity or unenforceability of any Lien securing the Guaranteed Obligations or the liability of the Guarantors hereunder or of any other guarantor of all or any part of the Guaranteed Obligations; (ix) any amendment or supplement to, waiver or modification of, or consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Purchase Agreements or any Other Agreement (including, without limitation, any increase in the interest rate on the Notes); (x) any change in any provision of any applicable law or regulation; (xi) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, binding on or affecting any of the Guarantors or the Company or any of their assets; (xii) the charter or by-laws of any of the Guarantors or the Company; (xiii) any mortgage, indenture, lease, contract, or other agreement (including, without limitation, any agreement with stockholders), instrument or undertaking to which any of the Guarantors or the Company is a party or which purports to be binding on or affect such Person or any of its assets; (xiv) any bankruptcy, insolvency, arrangement, readjustment, composition, liquidation, dissolution or similar proceeding with respect to the Company or any other guarantor of all or any portion of any Guaranteed Obligations or such Person’s property and any failure by any Holder to file or enforce a claim against the Company or such other Person in any such proceeding; (xv) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any of the Guarantors; or (xvi) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

2C.

Obligations Unimpaired.  Each Holder is authorized, without demand or notice, which demand and notice are hereby waived, and without discharging or otherwise affecting the obligations of the Guarantors hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time to (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms (including, without limitation interest rate terms) relating to, the Guaranteed Obligations or any portion thereof, or otherwise modify, amend or change the terms of the Note Purchase Agreements, the Notes or any of the Other Agreements; (ii) accept partial payments on the Guaranteed Obligations; (iii) take and hold security for the Guaranteed Obligations or any portion thereof or any other liabilities of the Company, the obligations of any of the Guarantors under this Guaranty and the obligations under any other guarantees and sureties of all or any of the Guaranteed Obligations, and exchange, enforce or waive any rights with respect to, release, sell, transfer, assign, abandon, fail to perfect its security interest in, subordinate or otherwise deal with, any such security; (iv) apply such security and direct the order or manner of sale thereof as such Holder may determine in its sole discretion; (v) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations or any portion thereof and any security therefor or guaranty thereof in any manner; (vi) extend additional loans, credit and financial accommodations to the Company and otherwise create additional Guaranteed Obligations; (vii) waive strict compliance with the terms of the Note Purchase Agreements, the Notes or any of the Other Agreements and otherwise forbear from asserting such Holder’s rights and remedies thereunder; (viii) take and hold additional guaranties or sureties and enforce or forbear from enforcing any guaranty or surety of any other guarantor or surety of the Guaranteed Obligations or any portion thereof or release or otherwise take any action with respect to any such guarantor or surety; (ix) assign this Guaranty in part or in whole in connection with any assignment of the Guaranteed Obligations or any portion thereof; (x) exercise or refrain from exercising any rights against the Company; and (xi) apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations as such Holder in its sole discretion may determine.

2D.

Waivers of the Guarantors.  Each Guarantor waives for the benefit of each Holder:

(i)

any right to require any Holder, as a condition of payment or performance by any Guarantor or otherwise, to (a) proceed against the Company, any other guarantor of the Guaranteed Obligations or any other Person, (b) proceed against or exhaust any security given to or held by any Holder in connection with the Guaranteed Obligations or any other guaranty, or (c) pursue any other remedy available to any Holder whatsoever;

(ii)

any defense arising by reason of (a) the incapacity, lack of authority or any disability or other defense of the Company, including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto, (b) the cessation of the liability of the Company from any cause other than indefeasible payment in full of the Guaranteed Obligations or (c) any act or omission of any Holder or any other Person which directly or indirectly, by operation of law or otherwise, results in or aids the discharge or release of the Company or any security given to or held by any Holder in connection with the Guaranteed Obligations or any other guaranty;

(iii)  any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(iv)

any defense based upon any Holder’s errors or omissions in the administration of the Guaranteed Obligations;

(v)

(a) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of any of the Guarantors’ obligations hereunder, (b) the benefit of any statute of limitations affecting the Guaranteed Obligations or any of the Guarantors’ liability hereunder or the enforcement hereof, (c) any rights to setoffs, recoupments and counterclaims, and (d) promptness, diligence and any requirement that any Holder protect, maintain, perfect or insure any Lien or any property subject thereto;

(vi)

notices (a) of nonperformance or dishonor, (b) of acceptance of this Guaranty, (c) of default in respect of the Guaranteed Obligations or any other guaranty, (d) of the existence, creation or incurrence of new or additional indebtedness of the Company to any Holder, arising either from additional loans extended to the Company or otherwise, (e) that the principal amount, or any portion thereof, and/or any interest or Make-Whole Amount on any document or instrument evidencing all or any part of the Guaranteed Obligations is due, (f) of any and all proceedings to collect from the Company, any guarantor or any other Person all or any part of the Guaranteed Obligations, (g) of exchange, sale, surrender, release or other handling of any security or collateral given to any Holder to secure payment of the Guaranteed Obligations or any guaranty therefor, (h) of renewal, extension or modification of any of the Guaranteed Obligations, (i) of assignment, sale or other transfer of any Note to any transferee, or (j) of any of the matters referred to in paragraph 2B of this Guaranty and any right to consent to any thereof;

(vii)  presentment, demand for payment or performance and protest and notice of protest with respect to the Guaranteed Obligations or any guaranty with respect thereto; and

(viii)  any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

Each of the Guarantors agrees that no Holder shall be under any obligation to marshall any assets in favor of any of the Guarantors or against or in payment of any or all of the Guaranteed Obligations.

No Guarantor will exercise any rights which it may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement or indemnity or any rights or recourse to any security for the Guaranteed Obligations or this Guaranty unless at the time of the Guarantor’s exercise of any such right there shall have been performed and indefeasibly paid in full in cash all of the Guaranteed Obligations.

2E.

Revival.  Each of the Guarantors agrees that, if any payment made by the Company or any other Person is applied to the Guaranteed Obligations and is at any time annulled, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any security are required to be returned by any Holder to the Company, its estate, trustee, receiver or any other Person, including, without limitation, any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, each Guarantor’s liability hereunder (and any lien, security interest or other collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made, or, if prior thereto this Guaranty shall have been canceled or surrendered (and if any lien, security interest or other collateral securing any Guarantor’s liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such lien, security interest or other collateral) shall be reinstated and returned in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any lien, security interest or other collateral securing such obligation).

2F.

Obligation to Keep Informed.  Each of the Guarantors  shall be responsible for keeping itself informed of the financial condition of the Company and any other Persons primarily or secondarily liable on the Guaranteed Obligations or any portion thereof, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations or any portion thereof, and each of the Guarantors agrees that no Holder shall have a duty to advise any Guarantor of information known to such Holder regarding such condition or any such circumstance.  If any Holder, in its discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Holder shall not be under any obligation (i) to undertake any investigation, whether or not a part of its regular business routine, (ii) to disclose any information which such Holder wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.

2G.

Bankruptcy.  If any Event of Default specified in clauses (g) or (h) of Section 11 of the Note Purchase Agreements shall occur and be continuing, any and all obligations of the Guarantors hereunder shall forthwith become due and payable without notice.

3.

MISCELLANEOUS

3A.

Successors and Assigns.  This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors, transferees and assigns; all references herein to a Guarantor shall be deemed to include its successors and assigns, and all references herein to a Holder shall be deemed to include its successors and assigns.  This Guaranty shall be enforceable by the Holders and their successors and assigns, and any such successors and assigns shall have the same rights and benefits with respect to the Guarantors under this Guaranty as the Holders hereunder.

3B.

Consent to Amendments.  This Guaranty may be amended, and the Guarantors may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Guarantors shall obtain the express written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, (i) no amendment to or waiver of the provisions of this Guaranty shall change or affect the provisions of this paragraph 3B insofar as such provisions relate to the rights of any individual Holder required with respect to any consent, (ii) the Guarantors will not be released from this Guaranty (except as expressly provided in Section 22.7 of the Note Purchase Agreements), and (iii) no amendment, consent or waiver with respect to paragraph 2A or the definition of “Guaranteed Obligations” (except to add additional obligations of the Company) shall be effective.  No course of dealing between any Guarantor and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder.  As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

3C.

Survival of Representations and Warranties; Entire Agreement.  All representations and warranties made by or on behalf of the Guarantors in connection herewith shall survive the execution and delivery of this Guaranty, the transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any transferee of any Note, regardless of any investigation made at any time by or on behalf of any Holders.  Subject to the preceding sentence, this Guaranty embodies the entire agreement and understanding of each Guarantor with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

3D.

Notices.  All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any initial Holder, addressed as specified for such communications in the Purchaser Schedule attached to the Note Purchase Agreements, or at such other address as such Holder shall have specified to the Guarantors in writing, (ii) if to any other Holder, addressed to such other Holder at such address as such other Holder shall have specified to the Guarantors in writing or, if any such other Holder shall not have so specified an address to the Guarantors, then addressed to such other Holder in care of the last Holder of such Note which shall have so specified an address to the Guarantors, and (iii) if to a Guarantor, addressed to the Company, at the address for notices to it in the Note Purchase Agreements, or at such other address as such Guarantor shall have specified to the Holders in writing; provided, however, that any such communication to a Guarantor may also, at the option of the Holders, be delivered by any other means to such Guarantor at its address specified above.

3E.

Descriptive Headings.  The descriptive headings of the several paragraphs of this Guaranty  are inserted for convenience only and do not constitute a part of this Guaranty.

3F.

Governing Law.  THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK.

3G.

Counterparts.  This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

3H.

Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature page(s) to follow]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the date first above written.

WAUSAU PAPER SPECIALTY PRODUCTS, LLC

By:_______________________

Name:

Scott P. Doescher

Title:

Senior Vice President, Finance/Manager

WAUSAU TIMBERLAND COMPANY, LLC

By:_______________________

Name:

Scott P. Doescher

Title:

Senior Vice President/Manager

EXHIBIT C

FORM OF CREDIT AGREEMENT AMENDMENT

See Attached.

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of October 19, 2007 to the Credit Agreement referenced below is by and among Wausau Paper Corp., a Wisconsin corporation (the “Borrower”), certain subsidiaries of the Borrower identified on the signature pages hereto (the “Guarantors”), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a $125 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that Credit Agreement dated as of July 27, 2006 (as amended by that certain First Amendment to Credit Agreement dated as of December 21, 2006, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, certain Subsidiaries of the Borrower, as set forth in the Credit Agreement, the Lenders identified therein (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.

Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, as of the date hereof the Credit Agreement is hereby amended as follows:

(a)

A new Section 7.13 is added to Article VII, Affirmative Covenants, in the Credit Agreement to read as follows:

“7.13

Amendment to 1999 Note Agreement.

The Company shall promptly provide the Administrative Agent with (a) a copy of any amendment to the 1999 Note Agreement (as defined in the Existing Intercreditor Agreement), including any amendment whereby the minimum net worth covenant set forth therein is eliminated or modified to be less restrictive on the Loan Parties than the existing minimum net worth covenant set forth therein and (b) notice of when such amendment has become effective.”

(b)

Section 8.01(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

“The Loan Parties will not at any time permit Consolidated Net Worth to be less than: (i) $200,000,000 plus (ii) the sum, as of the end of each fiscal quarter commencing with the end of the fiscal quarter ended December 31, 2007, of (a) 25% of Consolidated Net Income for the fiscal quarter then ended (with no deduction for a net loss in any such fiscal quarter), and (b) 100% of the proceeds of the issuance of any Equity Interests, such increases to be cumulative; provided, however, that this Section 8.01(c) shall be deemed  (I) terminated and no longer applicable as of the date on which the 1999 Note Agreement (as defined in the Existing Intercreditor Agreement) is amended to terminate the application of the corresponding minimum net worth covenant set forth therein and (II) amended as of the date on which the 1999 Note Agreement is amended to either (x) make the minimum net worth covenant set forth therein more restrictive than such covenant as set forth herein or (y) re-instate such a minimum net worth covenant in the event such covenant was previously deleted and to the extent such reinstated covenant is more restrictive than such covenant as set forth herein, in either case such that the terms of this Section 8.01(c) are substantively identical to such amended or reinstated covenant in the 1999 Note Agreement.”

3.

Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)

counterparts of this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders;

(b)

an amendment fee, for the benefit of each Lender executing this Amendment, equal to 2.5 basis points on each such Lender’s Commitment as of the date hereof; and

(c)

evidence of the concurrent effectiveness of an amendment to the 1999 Note Agreement (as defined in the Existing Intercreditor Agreement) whereby the minimum net worth covenant set forth therein is eliminated or modified to correspond to the terms set forth in Section 8.01(c) of the Credit Agreement as amended hereby.

4.

Representations and Warranties.  Each of the Borrower and the Guarantors hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do

2

not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of either the Borrower or the Guarantors or any of their Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date) and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

5.

No Other Changes; Ratification.  Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6.

Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

7.

Counterparts; Facsimile; Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or email (in PDF format) by any party hereto shall be effective as such party’s original executed counterpart.

8.

Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.

Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

10.

Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any

3

documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

4

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

WAUSAU PAPER CORP.

By:

Name:

Scott P. Doescher

Title:

Senior Vice President, Finance

SUBSIDIARY GUARANTORS:

WAUSAU PAPER SPECIALTY PRODUCTS, LLC,

    a Wisconsin limited liability company

WAUSAU PAPER PRINTING & WRITING, LLC,

a Wisconsin limited liability company

WAUSAU PAPER TOWEL & TISSUE, LLC,

a Wisconsin limited liability company

By:

Name:

Scott P. Doescher

Title:

Senior Vice President, Finance/Manager

ADMINISTRATIVE

BANK OF AMERICA, N.A., as

AGENT:

Administrative Agent

By:

Name:

Title:

LENDERS:

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and as L/C Issuer

By:

Name:

Title:

[Name of Lender]

By:

Name:

Title: